SCHEDULE 14A INFORMATION


    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                       Act of 1934 (Amendment No.  )

Filed by the Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:
( ) Preliminary Proxy Statement
( ) Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))
(x) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section
    240.14a-12

                                E-Z-EM, Inc.
---------------------------------------------------------------------------
              (Name of Registrant as Specified in its Charter)


                                    N/A
---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
(x) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    1) Title of each class of securities to which transaction applies:
       ____________________________________________________________________
    2) Aggregate number of securities to which transaction applies:
       ____________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       ____________________________________________________________________
    4) Proposed maximum aggregate value of transaction:
       ____________________________________________________________________
    5) Total fee paid:
       ____________________________________________________________________
( ) Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
       ____________________________________________________________________
    2) Form, Schedule or Registration Statement No.:
       ____________________________________________________________________
    3) Filing Party:
       ____________________________________________________________________
    4) Date Filed:
       ____________________________________________________________________

                                E-Z-EM, INC.

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD OCTOBER 21, 1997

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of E-Z-EM, INC., a Delaware corporation (the "Company"), will be held at the Milleridge Inn, Jericho, New York, on October 21, 1997 at 10:00 a.m., Local Time, for the following purposes:

     1. To elect three Class I directors, each to serve for a term of three years;

     2. To ratify the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 30, 1998;

     3. To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on September 25, 1997 as the record date (the "Record Date") for the Meeting. Only stockholders of record of the Company's Class A Common Stock, $0.10 par value, on the Company's stock transfer books on the close of business on that date are entitled to vote at the Meeting.

By Order of the Board of Directors

PETER J. GRAHAM, Secretary

Westbury, New York
Dated:  September 30, 1997

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

If you wish to attend, please check the appropriate box on the enclosed proxy and return it in the enclosed envelope.

                                E-Z-EM, INC.
                              717 MAIN STREET
                       WESTBURY, NEW YORK 11590-5021
                           _____________________

                              PROXY STATEMENT
                                    FOR
                          MEETING OF STOCKHOLDERS

                              OCTOBER 21, 1997
                           _____________________

                                INTRODUCTION

     This Proxy Statement is being furnished to stockholders by the Board of Directors of E-Z-EM, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Milleridge Inn, Jericho, New York, on Tuesday, October 21, 1997 at 10:00 a.m., or at any adjournment thereof.

     The principal executive offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is September 30, 1997.

                           AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at 450 Fifth Street, Washington, D.C. 20549 and at certain of the Commission's regional offices. Copies of such documents may be obtained from the Public Reference Section of the Commission at prescribed rates. In addition, such material and other information concerning the Company can be inspected at the American Stock Exchange, on which exchange shares of the Company's securities are listed.

                             TABLE OF CONTENTS
                                                                     Page
                                                                     ----
Summary of Proxy Statement......................................       1

Record Date and Voting Securities...............................       1

Voting of Proxies...............................................       1

Security Ownership..............................................       2

Election of Directors...........................................       4
     Nominees...................................................       4
     Meetings...................................................       6
     Executive Compensation.....................................       7

Compensation and Stock Option Committee Report..................      11

Certain Transactions............................................      14

Ratification of Appointment of Independent Auditors.............      14

Annual Report...................................................      14

Stockholder Proposals...........................................      14

Other Matters...................................................      15

                         SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained in this Proxy Statement. This summary should not be considered complete and is qualified in its entirety by the more detailed information and financial statements contained in the Proxy Statement. Certain capitalized terms used in this summary are defined in the Proxy Statement.

     The principal offices of the Company are located at 717 Main Street, Westbury, New York 11590-5021, (516) 333-8230.

                   ELECTION OF DIRECTORS (PROPOSAL NO. 1)

     Three of the Company's eight directors are to be elected at the Annual Meeting. Each of the directors will serve until the 2000 Annual Meeting of Shareholders and until, in each case, his successor is duly elected and qualified.

            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                              (PROPOSAL NO. 2)

     Shareholders are being asked at the Annual Meeting to ratify the appointment of Grant Thornton LLP, certified public accountants, as the independent auditors for the Company for the 1998 fiscal year.

                     RECORD DATE AND VOTING SECURITIES

     As of the close of business on September 25, 1997, the record date (the "Record Date"), there were 4,035,346 outstanding shares of the Company's Class A Common Stock, $0.10 par value (the "Class A Common Stock"). Holders of the Class A Common Stock have one vote per share on each matter to be acted upon. Only stockholders of Class A Common Stock of record at the close of business on the Record Date for the Meeting (the "Stockholders") will be entitled to vote at the Meeting and at any adjournment thereof. A majority of the outstanding shares of Class A Common Stock present in person or by proxy is required to constitute a quorum at the Meeting.

     Additionally, the Company had 5,602,196 shares of Class B Common Stock, $0.10 par value (the "Class B Common Stock" and collectively with the Class A Common Stock, the "Common Stock") outstanding as of the Record Date. Shares of Class B Common Stock are nonvoting shares.

                             VOTING OF PROXIES

     Shares of Class A Common Stock represented by Proxies that are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Class A Common Stock represented thereby will be voted: (i) for the election as Directors of the persons who have been nominated by the Board of Directors; (ii) for the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending May 30, 1998 (the "1998 Fiscal Year"); and (iii) with respect to any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

     The execution of a Proxy will in no way affect a Stockholder's right to attend the Meeting and vote in person. Any Proxy executed and returned by a Stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy which is presented before the Meeting, or if the Stockholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted.

     The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company.
The Company will, upon request, reimburse brokerage houses and persons holding Class A Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

                             SECURITY OWNERSHIP

     The following table sets forth information, as of September 25, 1997, as to the beneficial ownership of the Company's voting Class A Common Stock by each person known by the Company to own beneficially more than 5% of the Company's voting Class A Common Stock:

   Name and Address of                 Shares             Percent of
    Beneficial Owner             Beneficially Owned         Class
    ----------------             ------------------         -----
Howard S. Stern,................      956,412                23.7
Chairman of the Board,
Director
717 Main Street
Westbury, NY  11590

Betty S. Meyers and estate......      820,806                20.3
of Phillip H. Meyers, M.D.,
former officer and director
401 Emerald Street
New Orleans, LA  70124

Wellington Management Company,..      219,258                 5.4
75 State Street
Boston, MA  02109

Dimensional Fund Advisors, Inc.,      215,575                 5.3
1299 Ocean Avenue
Santa Monica, CA 90401

     The following table sets forth information, as of September 25, 1997, as to the beneficial ownership of the Company's voting Class A and nonvoting Class B Common Stock, by (i) each of the Company's directors,
(ii) each of the Company's Named Executive Officers, and (iii) all directors and executive officers of the Company as a group:

                                  Class A                 Class B
                           ---------------------   ---------------------
                              Shares     Percent      Shares     Percent
      Name of              Beneficially     of     Beneficially     of
  Beneficial Owner           Owned (1)    Class      Owned (2)    Class
  ----------------         ------------  -------   ------------  -------
Howard S. Stern,...........   956,412      23.7     1,271,968      22.4
Chairman of the Board,
Director

David P. Meyers,...........   192,750       4.8       257,842       4.6
Director

Daniel R. Martin,..........    24,389        *        180,581       3.1
President, Chief Executive
Officer, Director

                                  Class A                 Class B
                           ---------------------   ---------------------
                              Shares     Percent      Shares     Percent
      Name of              Beneficially     of     Beneficially     of
  Beneficial Owner           Owned (1)    Class      Owned (2)    Class
  ----------------         ------------  -------   ------------  -------
Arthur L. Zimmet,..........    28,750        *         87,304       1.5
Senior Vice President

Robert M. Topol,...........    26,398        *         62,833       1.1
Director

Paul S. Echenberg,.........     3,398        *         72,472       1.3
Chairman of the Board of
E-Z-EM Canada, Director

James L. Katz,.............     3,423        *         52,343        *
Director

Dennis J. Curtin,..........     2,052        *         51,770        *
Vice President

Donald A. Meyer,...........    20,577        *         31,542        *
Director

Eamonn P. Hobbs,...........        50        *         38,450        *
Vice President

Michael A. Davis, M.D.,....      None        *         36,705        *
Medical Director/Technical
Director, Director

All directors and executive
  officers as a group (18
  persons)................. 1,258,199 (3)  31.0     2,330,181 (4)  36.5
_______________

 *  Does not exceed 1%.

(1) Includes Class A Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from September 25, 1997 as follows: Daniel R. Martin (17,389), Robert M. Topol (2,898), Paul S. Echenberg (2,898), James L. Katz (2,898) and Donald A. Meyer (2,898).

(2) Includes Class B Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from September 25, 1997 as follows: Howard S. Stern (76,491), Daniel R. Martin (171,354), Arthur L. Zimmet (49,402), Robert M. Topol (39,035), Paul S. Echenberg (71,816), James L. Katz (50,598), Dennis J. Curtin (49,084), Donald A. Meyer (7,208), Eamonn P. Hobbs (38,442) and Michael A. Davis, M.D. (36,705).

(3) Includes Class A Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from September 25, 1997 totalling 28,981 shares.

(4) Includes Class B Common Stock shares issuable upon exercise of options currently exercisable or exercisable within 60 days from September 25, 1997 totalling 776,506 shares.

                      PROPOSAL I ELECTION OF DIRECTORS

                                  NOMINEES

     As of January 1, 1997, the effective date of the retirement of Irwin
H. Nadel, the Company's Board of Directors consisted of eight Directors. The Board is classified into three classes, each of which has a staggered three-year term. At the Meeting, the Stockholders will elect three Class I directors each of whom will hold office until the Annual Meeting of Stockholders to be held in 2000 and until their successors are duly elected and qualified. The Class II directors and Class III directors will continue in office during the terms indicated below. Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below (the "Nominees") as directors of the Company. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Abstentions from voting and broker non-votes on the election of directors will have no effect since they will not represent votes cast at the Meeting for the purpose of electing directors.

     The term of each of the current Class I directors expires at the Meeting when his respective successor is duly elected and qualified. Management has no reason to believe that any of the Nominees will be unable or unwilling to serve as a director, if elected. Should any of the Nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of the Nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors. The names of the Nominees and certain information concerning them are set forth below:

Nominees to Class I of the Board of Directors
                                                            First
                                                             Year
                                                            Became
      Name              Principal Occupation      Age      Director
      ----              --------------------      ---      --------
James L. Katz          Founder and Principal,      61        1983
                       Chapman Partners LLC

Daniel R. Martin       President and Chief         60        1990
                       Executive Officer of
                       the Company

Michael A. Davis       Professor of Radiology      56        1995
                       and Nuclear Medicine,
                       University of
                       Massachusetts Medical
                       Center

     JAMES L. KATZ, CPA, JD, age 61, has been a director of the Company since 1983. He is a founder and has been a principal of Chapman Partners LLC (investment banking) since its organization in 1995. Previously, he had been the co-owner and President of Ever Ready Thermometer Co., Inc. from its acquisition in 1985 until its sale in 1994. From 1971 until 1980 and from 1983 until 1985, he held various executive positions with Baxter International and subsidiaries of Baxter International, including that of Chief Financial Officer of Baxter International. He is also a director of Intec, Inc. and Binax.

     DANIEL R. MARTIN, age 60, has served as President, Chief Executive Officer and Director since 1994, and previously served as President, Chief Operating Officer and Director from 1990 to 1993.

     MICHAEL A. DAVIS, M.D., age 56, has served as Medical Director/ Technical Director and Director of the Company since January 1997, and previously served as Medical Director and Director of the Company from 1995 to 1996, as Medical Director from 1994 to 1995, and as Associate Medical Director from 1988 to 1993. He has been Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center since 1980. He is also a director of MacroChem Corp.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

The following Class II and III Directors will continue on the Board of Directors for the terms indicated:

Class II Directors
(Term Expiring in 1998):

     PAUL S. ECHENBERG, age 53, has been a director of the Company since 1987 and has served as Chairman of the Board of E-Z-EM Canada Inc. since 1994. He is the President, Chief Executive Officer and Director of Schroders & Associates Canada Inc. (investment buy-out advisory services) since January 1997 and Director of Schroders Ventures Ltd. since June 1997. He is also a founder and has been a general partner and director of Eckvest Equity Inc. (personal investment and consulting services) since 1989. He was also a founder and had been a senior partner of BDE Capital Partners (investment banking partnership) from 1992 to 1994. He is also a director of Lallemand Inc., ISG Technologies, Inc., LDI Research Co., Inc., LDI Marketing Co., Inc., Benvest Capital Inc., Colliers MacAuley Nicholl and
Huntington Mills (Canada) Ltd.   The Company has an investment in ISG
Technologies, Inc.

     DONALD A. MEYER, age 63, has been a director of the Company since 1968. He is currently an independent consultant in legal matters to arts and business organizations, specializing in technical assistance. He had been the Executive Director of the Western States Arts Federation, Santa Fe, New Mexico, which provides and develops regional arts programs, from 1990 to 1995. From 1958 through 1990, he was an attorney practicing in New Orleans, Louisiana.

     ROBERT M. TOPOL, age 72, has been a director of the Company since 1982. Prior to his retirement in 1994, he served as an Executive Vice President of Smith Barney, Inc. (financial services) for more than five years. He is also a director of First American Health Concepts, Fund for the Aging, City Meals on Wheels, American Health Foundation, State University of New York -- Purchase, and Redstone Resources Inc.

Class III Directors
(Term Expiring in 1999):

     HOWARD S. STERN, age 66, is a co-founder of the Company and has served as Chairman of the Board and Director of the Company since its formation in 1962. Prior to 1994, Mr. Stern also served as Chief Executive Officer, and from the formation of the Company until 1990, he served as President of the Company.

     DAVID P. MEYERS, age 33, has been a Director of the Company since November 1996. He is the founder of MedTest Express, Inc., an Atlanta, Georgia provider of contracted laboratory services for home health agencies, and has served as its President and Chief Executive Officer since 1994. For the five years prior to that, Mr. Meyers was the Vice President of Operations at Radiation Care, Inc., an Atlanta, Georgia operator of radiation therapy and diagnostic imaging centers. Mr. Meyers is the son of Dr. Phillip H. Meyers, a former director, officer and holder of over 23% of the outstanding securities of the Company, who died during the past year.

                                  MEETINGS

     The Board of Directors held three regular meetings and two special meetings by conference call during the 1997 Fiscal Year. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware. All directors attended all Board meetings during the 1997 Fiscal Year, except that Mr. Topol missed one meeting.

     The Company has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Finance Committee.

     The Executive Committee has the power and authority to act on behalf of the Board during intervals between regularly scheduled Board meetings. The members of the Executive Committee are Messrs. Stern, Martin, Echenberg, Katz and Topol. The Executive Committee did not meet during the 1997 Fiscal Year.

     The Audit Committee recommends to the Board the selection of independent accountants and reviews the scope and results of the annual audit. The members of the Audit Committee are Messrs. Katz and Topol. The Audit Committee met twice during the 1997 Fiscal Year.

     The Nominating Committee recommends to the Board nominees for election to the Board. The members of the Nominating Committee are Messrs. Meyer and Topol. The Nominating Committee did not meet during the 1997 Fiscal Year.

     The Compensation Committee determines the compensation for the President and the Chief Executive Officer. In addition, the Compensation Committee also sets the policies and parameters of the Company's executive compensation programs and awards thereunder, and makes determinations as to stock option grants under the 1983 Stock Option Plan and the 1984 Directors and Consultants Stock Option Plan. The members of the Compensation Committee are Messrs. Stern and Meyer. The Compensation Committee met six times during the 1997 Fiscal Year.

     The Board of Directors created a Finance Committee in 1995. Its members are Messrs. Topol and Katz. The Finance Committee did not meet during the 1997 Fiscal Year.

                           EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the compensation for services, in all capacities for 1997, 1996 and 1995, of those persons who were, at the end of 1997, Chief Executive Officer ("CEO") (Daniel R. Martin) and each of the four most highly compensated executive officers of the Company other than the CEO (collectively, the "Named Executive Officers"):

                                  Annual Compensation             Long Term Compensation
                              ---------------------------  -------------------------------------
                                                                      Awards             Payouts
                                                           ----------------------------  -------
                                                  Other
                                                 Annual    Restricted                             All Other
    Name and                                    Compensa-    Stock         Options        LTIP    Compensa-
    Principal         Fiscal  Salary    Bonus   tion (1)     Awards    ----------------  Payouts  tion (4)
    Position           Year     ($)      ($)       ($)        ($)       # (2)    # (3)     ($)       ($)
    ---------         ------  ------    -----   ---------  ----------  -------  -------  -------  ---------
Howard S. Stern,.....  1997  $250,000  $11,538     None       None       None    8.5227    None    $ 7,090
Chairman of the Board  1996   250,000    None      None       None       None     None     None      7,245
                       1995   250,000    None      None       None      76,491    None     None     11,712

Daniel R. Martin,....  1997  $230,000  $ 7,962     None       None       None     None     None    $ 7,270
President and Chief    1996   220,000    None      None       None       None     None     None      9,261
Executive Officer      1995   200,000    None      None       None     120,200    None     None      8,453

Arthur L. Zimmet,....  1997  $153,000  $ 7,062     None       None       None     None     None    $ 7,380
Senior Vice President  1996   153,000    None      None       None       None     None     None      7,760
                       1995   153,000   10,000     None       None      41,524    None     None      7,466

Eamonn P. Hobbs,.....  1997  $176,250  $ 6,058     None       None       None   45.4545    None    $ 7,902
Vice President         1996   170,648    None      None       None       None     None     None      8,021
                       1995   120,000   15,000     None       None      31,689    None     None      5,856

Dennis J. Curtin,....  1997  $144,000  $ 6,646     None       None       None    3.4091    None    $ 7,534
Vice President         1996   144,000    7,500     None       None       None     None     None      7,880
                       1995   144,000   25,000     None       None      41,205    None     None      7,027

_______________

(1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers for 1997, 1996 and 1995 did not exceed the lesser of 10% of such officer's total annual salary and bonus for 1997, 1996 or 1995 or $50,000; such amounts are, therefore, not reflected in the table.

(2) Options are exercisable in Class B Common Stock of the Company and have been retroactively adjusted for the 3% stock dividends described in Note L to the Consolidated Financial Statements.

(3) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company.

(4) For 1997, 1996 and 1995, represents for each of the Named Executive Officers the amounts contributed by the Company under the Profit-Sharing Plan and, as matching contributions, under the companion 401(k) Plan.

Option Grants Table

     The following table sets forth certain information concerning stock option grants made during 1997 to the Named Executive Officers. These grants are also reflected in the Summary Compensation Table. All of the options granted during 1997 have an exercise price not less than the fair market value of the Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company, on the date of grant, and expire in ten years. In accordance with SEC disclosure rules, the hypothetical gains or "option spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance. The Company did not grant any stock appreciation rights during 1997.

                                                                       Potential Realizable Value at
                                                                       Assumed Annual Rates of Stock
                       Individual Grants                             Price Appreciation for Option Term
----------------------------------------------------------------   ---------------------------------------
                    Number of   % of Total
                   Securities    Options                                   5%                  10%
                   Underlying   Granted to  Exercise               ------------------   ------------------
                     Options    Employees   or Base                Stock    Potential   Stock    Potential
                     Granted   Fiscal Year   Price    Expiration   Price      Value     Price      Value
      Name           (#) (1)     1997 (3)    ($/Sh)      Date      ($/Sh)       $       ($/Sh)       $
      ----         ----------  -----------  --------  ----------   ------   ---------   ------   ---------
Howard S. Stern...   8.5227 (2)     8.7%    $80,000     3/03/07   $130,312   $428,794  $207,499 $1,086,636

Daniel R. Martin..    None

Arthur L. Zimmet..    None

Eamonn P. Hobbs...  45.4545 (2)    46.4%    $80,000     3/03/07   $130,312 $2,286,907  $207,499 $5,795,403

Dennis J. Curtin..   3.4091 (2)     3.5%    $80,000     3/03/07   $130,312   $171,519  $207,499   $434,657

_______________

(1) Options are exercisable in Class B Common Stock of AngioDynamics, Inc., a wholly-owned subsidiary of the Company.

(2) Options are exercisable 20% per year over five years from the date of grant, provided a threshold event occurs or 100% on the ninth anniversary of the grant, if no threshold event occurs. A threshold event is the earlier of (i) fourteen months after either an initial public offering ("IPO") or the spin off of all AngioDynamics stock to the Company's shareholders, or (ii) two months after the occurrence of both an IPO and the spin off of all AngioDynamics stock to the Company's shareholders.

(3) Represents the percentage of total options granted to employees during 1997 and exercisable in Class B Common Stock of AngioDynamics, Inc.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth certain information concerning all exercises of stock options during 1997 by the Named Executive Officers and the fiscal year-end value of unexercised stock options on an aggregated basis:

                                                 Number of
                                                 Securities     Value of
                                                 Underlying    Unexercised
                                                Unexercised    In-the-Money
                                                 Options at     Options at
                                                May 31, 1997   May 31, 1997
                                                    (#)          ($) (1)
                                               -------------  -------------
                          Shares       Value   Exercisable/   Exercisable/
                       Acquired on   Realized  Unexercisable  Unexercisable
      Name             Exercise (#)     ($)         (2)            (2)
      ----             ------------  --------  -------------  -------------
Howard S. Stern.......     None        None       76,491/        $250,743/
                                                   None            None

Daniel R. Martin......     None        None      188,743/        $472,445/
                                                   None            None

Arthur L. Zimmet......     None        None       49,402/        $152,442/
                                                   None            None

Eamonn P. Hobbs.......     None        None       38,442/        $117,871/
                                                   None            None

Dennis J. Curtin......     None        None       49,084/        $157,515/
                                                   None            None
_______________

(1) Options are "in-the-money" if on May 31, 1997, the market price of the stock exceeded the exercise price of such options. At May 31, 1997, the closing price of the Company's Class A and Class B Common Stock was $8.25 and $7.63, respectively. The value of such options is calculated by determining the difference between the aggregate market price of the stock covered by the options on May 31, 1997 and the aggregate exercise price of such options.

(2) Options granted prior to the Company's recapitalization on October 26, 1992 are exercisable one-half in Class A Common Stock and one-half in Class B Common Stock. Options granted after the recapitalization are exercisable in Class B Common Stock.

Employment Contract

     During 1994, the Company entered into an employment contract with Howard S. Stern. This employment contract is for a term of eight years at an annual compensation of $250,000.

Severance Arrangements

     The Company has entered into severance agreements ("Severance Agreements") with the Named Executive Officers (excluding Howard S. Stern) and certain other executive officers and key employees ("Executives").

     Each Severance Agreement provides certain security to the Executives in connection with a change of control. A change of control ("Change of Control") is defined as the acquisition of 50% or more of the outstanding voting power of all capital stock of the Company; or the transfer of all or substantially all of the assets of either or both of the AngioDynamics or Contrast Systems business segments. Upon a Change of Control, all outstanding stock options vest and remain exercisable until the original expiration date of such options without regard to the need to remain employed by the Company. The Company will provide the Executive (or his estate) with an interest-free loan in the amount necessary to pay the exercise price and the income and employment taxes due as a result of the option exercise.

     If an Executive's employment with the Company is terminated by the Company for good cause (as defined below), death or disability, or by the Executive other than for good reason (as defined below), during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to accrued but unpaid base salary.

     A termination of employment is for good cause ("Good Cause") under the Severance Agreements if the basis of termination is (i) repeated acts or serious omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance; (ii) conviction of a crime involving fraud, dishonesty or moral turpitude; or (iii) a material breach of the Security Agreement.

     Good reason ("Good Reason") exists under the Severance Agreements if there is (i) a significant reduction in the nature or the scope of the Executive's authority and/or responsibility; (ii) a material reduction in the Executives rate of base salary; (iii) a significant reduction in employee benefits; or (iv) a change in the principal location in which the Executive is required to perform services, which significantly increases commuting distance.

     If an Executive's employment with the Company is terminated by the Company without Good Cause or by the Executive for Good Reason, during the term of the Severance Agreement and within two years following a Change of Control, the Executive shall be entitled to: (i) accrued but unpaid base salary; (ii) a lump sum payment equal to between one and two times annual base salary, based upon years of service; (iii) any benefits accrued under any incentive and retirement plans; (iv) paid medical plan coverage until the earlier of 18 months from termination or the time when the Executive obtains comparable coverage through a new employer; (v) a lump sum payment equal to the unvested portion, if any, of the Executive's 401(k) plan; and
(vi) outplacement and career counseling services.

     Each Severance Agreement provides that if any amounts due to an Executive thereunder become subject to the "golden parachute" rules set forth in Section 4999 of the Internal Revenue Code, then such amounts will be reduced to the extent necessary to avoid the application of such rules.

               COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

General

     The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Howard S. Stern and Donald A. Meyer are the members of the Compensation Committee.

Compensation Philosophy

     The Compensation Committee's executive compensation philosophy is to base management's pay, in part, on the achievement of the Company's annual and long-term performance goals by (a) setting levels of compensation designed to attract and hold superior executives in a highly competitive business environment, (b) providing incentive compensation that varies directly with the Company's financial performance and individual initiative and achievement contributions to such performance, (c) linking compensation to elements which affect the Company's annual and long-term performance,
(d) evaluating the competitiveness of executive compensation programs based upon information drawn from a variety of sources, and (e) establishing salary levels and bonuses intended to be consistent with competitive practice and level of responsibility, with salary increases and bonuses reflecting competitive trends, the overall financial performance of the Company, the performance of the individual executive and the contractual arrangements that may be in effect with the individual executive.
Executive compensation consists of base salary, annual performance bonuses, and stock options.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) or to the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation." The Company believes that any compensation received by executive officers in connection with the exercise of options granted under the 1983 Stock Option Plan will qualify as "performance-based compensation." The Company has not established a policy with respect to
Section 162(m) of the Code because the Company has not and does not currently anticipate paying compensation in excess of $1 million per annum to any employee.

Base Salaries

     Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies. Annual salary adjustments are determined consistent with the Company's compensation policy by evaluating the competitive marketplace, the performance of the Company, the performance of the executive particularly with respect to the ability to manage growth of the Company, and any increased responsibilities assumed by the executive.

Annual Performance Bonuses

     The Company administers an Executive Incentive Bonus Plan (the "Bonus Plan"), under which cash bonuses may be made to the CEO and President, other corporate officers, and certain divisional personnel. The bonus pool is determined at the beginning of each fiscal year based on budgeted earnings for the year. The bonus pool is limited to an aggregate of 10% of the annual pretax profit of the Company and its subsidiaries taken as a whole. In general, individual bonus awards under the Bonus Plan are determined as follows:

     o 50% of such individual award is based on the attainment by the Company of certain pretax profit level goals which are approved in advance by the Board of Directors ("Profit Objectives");

     o 50% of such individual award is based on the attainment of individual objectives (an "MBO") which have been proposed, evaluated, and approved at the beginning of each fiscal year by the Compensation Committee in the case of the CEO and President, and by Mr. Martin, the President and CEO, in the case of all other participants.

     A bonus may be awarded if either the Profit Objective or the individual MBO has been met, as determined by the Compensation Committee in the case of the CEO and President, and by Mr. Martin, in the case of all other participants. The Company did not award bonuses to corporate officers under the Bonus Plan for the 1997 Fiscal Year.

Stock Option Agreements

     Long-term compensation awards are granted pursuant to the stockholder approved stock option plans. The use of stock options ensures that the interest of the Company's executive officers are tied to the interest of the Company's stockholders by making a portion of the executive's long-term compensation dependent upon the value created for stockholders. Options are granted at an exercise price equal to the fair market value of the Company's Class B Common Stock on the date of the grant. The Committee considers the amount of stock options previously granted to each officer, as well as the officer's current performance and contribution to the Company when determining the size of an option grant.

Compensation of Chief Executive Officer

     During the 1997 Fiscal Year, no options were granted to Mr. Martin. No options previously granted were exercised by Mr. Martin. During the 1997 Fiscal Year, the base salary for Mr. Martin was not adjusted and remained at $230,000. Based upon the reported 1997 Fiscal Year profits of the Company, Mr. Martin did not receive a cash bonus under the Bonus Plan.

Compensation of Directors

     Directors, who are not employees of the Company, are entitled to directors fees of $15,000 annually. Directors, who serve on committees of the Company and who are not employees or consultants of the Company, are entitled to a fee of $500 for each committee meeting attended, except that the chairman of a committee is entitled to a fee of $1,000 for each committee meeting attended.

Common Stock Performance

     On October 27, 1992 (the "Recapitalization Date"), the Company effected a recapitalization which was accomplished by a one-for-two reverse stock split of the then existing common stock of the Company (the "Old Common Stock"), and the reclassification of the Old Common Stock as voting Class A Common Stock. In addition, a dividend of one share of new nonvoting Class B Common Stock was paid on each share of Class A Common Stock.

     The following graph provides a comparison of the cumulative total return of (i) the Company's Old Common Stock and its Class A Common Stock after its creation on the Recapitalization Date and (ii) the Class B Common Stock after its creation on the Recapitalization Date, with returns on the American Stock Exchange Market Value Index ("AMEX Market Value") and the Standard and Poor's Medical Products and Supplies Index ("S&P Medical Index"), for the five year period ended May 31, 1997. The total return of the Class A Common Stock presented in the following graph treats all stock dividends payable in Class B Common Stock as cash dividends and assumes the reinvestment of such dividends in Class A Common Stock. As prescribed by the SEC, the measurements are indexed to a value of $100 at May 31, 1992, and assume all dividends were reinvested.

           (GRAPH OMITTED - TO BE SUBMITTED UNDER SEPARATE COVER)

                        Total Return - Data Summary

                                          Cumulative Total Return
                                          -----------------------
                                 5/92    5/93   5/94   5/95   5/96   5/97
                                 ----    ----   ----   ----   ----   ----
E-Z-EM, INC. - CLASS A (EZM.A)    100      77     63     60    187    112
E-Z-EM, INC. - CLASS B (EZM.B)    100(1)  100     74     72    231    137
AMEX MARKET VALUE (2) (IAMX)      100     111    112    125    155    157
S&P INDEX (IMDP)                  100      81     76    112    153    190

Graph Produced by Research Data Group
_______________

(1) The Class B Common Stock was authorized and issued in October 1992.

(2) As of July 24, 1995 the Company's Common Stock commenced trading on the American Stock Exchange ("AMEX") and ceased being quoted on NASDAQ.

                            CERTAIN TRANSACTIONS

     A facility of the Company located in Westbury, New York is owned 27% by Howard S. Stern, 25% by Betty S. Meyers, a principal shareholder, 2% by other employees of the Company and 46% by unrelated parties, which includes a 25% owner who manages the property. Aggregate rentals, including real estate tax payments, were $145,000 during 1997. The lease term expired in June 1996 and is currently being extended on a month-to-month basis.

     The Company has engaged Paul S. Echenberg, a director of the Company, both as a consultant and employee. Fees for such services, including fees relating to attendance at directors' meetings, were approximately $333,000 during 1997.

     The Company has engaged Michael A. Davis, M.D., a director of the Company, for consulting services. Fees for such services were approximately $107,000 during 1997.

                 PROPOSAL II RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT AUDITORS

     The Board of Directors appointed Grant Thornton LLP, certified public accountants, who were the Company's independent auditors for the 1997 Fiscal Year, as the Company's independent auditors for the 1998 Fiscal Year. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Grant Thornton LLP be submitted to the Stockholders for ratification due to the significance of their appointment to the Company.

     The approval of the proposal to ratify the appointment of Grant Thornton LLP requires the affirmative vote of a majority of the votes cast by all Stockholders represented and entitled to vote thereon. Therefore, an abstention, withholding of authority to vote or broker non-vote will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the required shareholder vote.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.

                               ANNUAL REPORT

     All stockholders of record as of the Record Date, have been sent, or are concurrently herewith being sent, a copy of the Company's 1997 Annual Report for the 1997 Fiscal Year.

     ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE 1997 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO STOCKHOLDER INFORMATION, E-Z-EM, INC., 717 MAIN STREET, WESTBURY, NEW YORK 11590-5021.

                           STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than May 1, 1998.

                               OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.



                                         PETER J. GRAHAM
                                            Secretary

September 30, 1997

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                E-Z-EM, INC.

                   Proxy--Annual Meeting of Stockholders
                              October 21, 1997

The undersigned, a stockholder of Class A Common Stock, $.10 par value
(the "Class A Common Stock") of E-Z-EM, Inc., a Delaware corporation
(the "Company"), does hereby appoint Howard S. Stern and Daniel R. Martin, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders of the Company to be held at the Milleridge Inn in Jericho, New York, on Tuesday, October 21, 1997, at 10:00 a.m., Local Time, or at any adjournment or adjournments therof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     1.  ELECTION OF DIRECTORS

         For James L. Katz, Daniel R. Martin and Michael A. Davis as Class I directors:

                                             TO WITHHOLD AUTHORITY TO VOTE
                          WITHHOLD           FOR ANY NOMINEE(S), PRINT
            FOR ________  VOTE     ________  NAME(S) BELOW

                                             _____________________________

     2.  RATIFICATION OF APPOINTMENT OF AUDITORS

            FOR ________  AGAINST _________  ABSTAIN ________

To transact such other business as may properly come before the meeting or any adjournment thereof.

Please mark, date and sign exactly as your name appears on this Proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

Signature ____________________ Signature ____________________ Date ________